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Pricing Supplement No. 1 dated January 27, 1999              Rule 424 (b) (2)
                                                             File No.  333-52857
(To Prospectus dated August 18, 1998 and                                33-52855
   Prospectus Supplement dated November 16, 1998)            Cusip # 75507QAL6

Rayonier Inc.

Medium-Term Notes  (Fixed Rate) Payable May 15 and November 15

Due Nine Months or More from Date of Issue

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Principal Amount: $50,000,000              Trade Date: January 27, 1999
Issue Price: 100                           Original Issue Date: February 1, 1999
Interest Rate: 6.15%                       Agent's Commission: 0.50%
Maturity Date: February 2, 2004            Net Proceeds to Issuer: $49,750,000
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Redemption: [X]     The Notes cannot be redeemed prior to maturity

            [ ]     The Notes may be redeemed prior to maturity

                    Initial Redemption Date:
                    Initial Redemption Price:
                    Annual Redemption Price Reduction:

Repayment:
            [X]     The Notes cannot be repaid prior to maturity

            [ ] The Notes can be repaid prior to maturity at the option of the holder

                    Repayment Price:
                    Repayment Date:


Original Issue Discount Note:         [ ]  Yes                [X]      No

                   Total Amount of OID:
                   Original Yield to Maturity:
                   Initial Accrual Period OID:

Form:       [X]    Book Entry Depositary: DTC          [ ]  Certificated

Selling Agent:
                  [X]       Credit Suisse First Boston ($ 15,000,000)

                  [X]       Morgan Stanley & Co. ($ 30,000,000)

                  [X]       Chase Securities ($ 5,000,000)

Other Provisions: